Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 16, 2006, except for Note 17, as to which the date is March 27, 2006, accompanying the consolidated financial statements included in the Annual Report of EP MedSystems, Inc. on Form 10-K for the year ended December 31, 2005, which is incorporated by reference in this Registration Statement and Prospectus. We consent to the incorporation by reference in the Registration Statement and Prospectus of the aforementioned report.

/S/    GRANT THORNTON LLP

Philadelphia, Pennsylvania

April 20, 2006